UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 12, 2014 (November 11, 2014)

BROOKFIELD DTLA FUND OFFICE

TRUST INVESTOR INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36135 (Commission File Number)	04-2616226 (IRS Employer Identification Number)

250 Vesey Street, 15th Floor, New York, New York 10281

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code)

(212) 417-7000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2014, Craig Perry, an independent member of the Board of Directors (the “Board”) of Brookfield DTLA Fund Office Trust Investor Inc. (the “Company”), was appointed to serve as a member of the Company’s Audit Committee to fill a vacancy created by the departure of Edward J. Ratinoff. Mr. Perry’s term as a member of the Company’s Audit Committee commenced upon his appointment, and will continue until the next annual meeting of the Company’s shareholders or until his successor is elected and qualified or his earlier resignation or removal.

Mr. Perry and Robert L. Stelzl are the only members of the Company’s Audit Committee. The composition of the Audit Committee meets the New York Stock Exchange (the “NYSE”) requirements for a special purpose entity, including the requirements dealing with financial literacy and financial sophistication. As a special purpose entity under the NYSE Rules, the Board of the Company is not required to determine whether any members of the Audit Committee qualify as an “audit committee financial expert” as defined by the SEC. Each of Mr. Perry and Mr. Stelzl satisfies the enhanced independence standards applicable to audit committees set forth in Rule 10A-3(b)(i) under the Securities Exchange Act of 1934, as amended, and the NYSE listing standards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.
Dated: As of November 11, 2014	By: /s/ Michelle L. Campbell Name: Michelle L. Campbell Title: Vice President, Secretary